UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2009

Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
(Address of principal executive offices)		(Zip Code)

408-451-9400
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Exhibit Index
Exhibit 10.1

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2009, Bell Microproducts Limited, and other European-based subsidiaries of Bell Microproducts Inc., executed a letter agreement with Bank of America, N.A. as Agent for the Syndicated Credit Agreement dated December 2, 2002, as amended and restated effective May 21, 2008.  Pursuant to the letter agreement, the lenders agreed to extend the time for the delivery of audited consolidated financial statements of Bell Microproducts Limited to September 30, 2009 for the 2008 fiscal year, extend the time for delivery of such financial statements for 2009 and thereafter to 180 days after the end of the fiscal year, and modify the definitions pertaining to interest rates.

The foregoing is qualified in its entirety by reference to the letter agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Letter Agreement executed June 29, 2009, by and among Bell Microproducts Limited, other European-based subsidiaries of Bell Microproducts Inc., and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
July 1, 2009	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No	Description
10.1	Letter Agreement executed June 29, 2009, by and among Bell Microproducts Limited, other European-based subsidiaries of Bell Microproducts Inc., and Bank of America, N.A.